Exhibit 99.1

HeartCore to Appeal Nasdaq Delisting Notice

NEW YORK and TOKYO, October 29, 2024 (GLOBE NEWSWIRE) -- HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or “the Company”), a leading enterprise software and data consulting services company based in Tokyo, announced that on October 22, 2024, the Company received written notice (the “October 2024 Nasdaq Notice”) from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) indicating that it was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. Pursuant to the October 2024 Nasdaq Notice, unless the Company requests an appeal of the determination to delist the Company’s common stock before a Nasdaq Hearings Panel (the “Panel”) by October 29, 2024, trading of the Company’s common stock will be suspended at the opening of business on October 31, 2024, and a Form 25-NSE will be filed with the SEC which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to timely appeal the determination. The hearing request, when submitted, will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. At the Panel hearing, the Company intends to present a strategic plan to regain compliance with the applicable Nasdaq listing requirements. The Company is considering actions that it may take in response to the Nasdaq notifications in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

The Company recently announced its preliminary Q3 2024 results where it expects revenues to be between $17 million and $19 million, representing a year-over-year increase of between 263% and 305%, and with net income expected to be between $9 million and $11 million. Slated to be the strongest year in company history, HeartCore remains confident in its ability to continue executing operations and delivering shareholder value.

In October 2023, the Company received written notice (the “October 2023 Nasdaq Notice”) from the Nasdaq Staff regarding its failure to comply with the Minimum Bid Price Requirement. The Company was provided 180 calendar days, or until April 23, 2024, in which to regain compliance. In April 2024, the Nasdaq Staff determined that although the Company was not in compliance with the Minimum Bid Price Requirement, the Company was eligible for an additional 180 calendar day period, or until October 21, 2024, to regain compliance. Accordingly, there was no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR.” There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860